EXHIBIT 16.1

5400 W Cedar Ave Lakewood, CO 80226 Telephone: 303.953.1454 Fax: 303.945.7991

November 3, 2022

United States Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, N.E.

Washington, D.C.  20549

Re: Instadose Pharma Corp

Ladies and Gentleman:

We have read the statements under item 4.02 in the Form 8-K dated November 3, 2022, of Instadose Pharma Corp  (the “Company”) to be filed with the Securities and Exchange Commission and we agree with such statements therein as related to our firm.

Sincerely,

BF Borgers CPA PC

Certified Public Accountants

Lakewood, CO